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                                                                    EXHIBIT 23.2

The Board of Directors
ACC Consumer Finance Corporation:

     We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

San Diego, California                     KPMG Peat Marwick LLP

May 15, 1996